UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2006
VITRO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17378 (Commission File Number)	84-1012042 (I.R.S. Employer Identification No.)
12635 E. Montview Blvd.
Aurora, CO 80010
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number including area code: (720) 859-4120
(Former name or former address, if changed since last report)
     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes In Registrant’s Certifying Accountant.
On January 5, 2006, the Board of Directors of Vitro Diagnostics, Inc. (the “Company”) engaged Miller and McCollom, Certified Public Accountants as its principal accountant and independent auditor for the fiscal year ended October 31, 2005 and simultaneously accepted the resignation of Cordovano and Honeck LLP, its former accountant.
The audit reports of the Company on its financial statements for the two fiscal years ended October 31, 2003 and 2004 did not contain any adverse opinion or disclaimer of opinion. The reports for the two years ended October 31, 2004 contained a paragraph raising doubt about the Company’s ability to continue as a going concern; otherwise, the reports were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended October 31, 2003, October 31, 2004 and the subsequent interim period up to January 5, 2006, there were no disagreements with Cordovano and Honeck, whether or not resolved, on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure which, if not resolved to Cordovano and Honeck’s satisfaction, would have caused Cordovano and Honeck to make reference to the subject matter of such disagreement in connection with its report on the Company’s financial statements for such periods.
The Company has provided Cordovano and Honeck LLP with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Cordovano and Honeck’s letter dated January 10, 2006 stating its agreement with such statements.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits.
16	Letter of Cordovano and Honeck LLP dated January 10, 2006.
SIGNATURE
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VITRO DIAGNOSTICS, INC.
Date: January 10, 2006	/s/	James R. Musick
James R. Musick, Chairman of the Board,
Chief Operating and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

16	Letter of Cordovano and Honeck LLP dated January 10, 2006.